UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Amendment No. __

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 23, 2014 (April 21, 2014)
(Date of Earliest Event Reported)

PANACHE BEVERAGE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-52670	38-3855631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Fifth Avenue, 3rd Floor
New York, NY 10011
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 480-7479

___________________________________________
(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 21, 2014, Consilium Investment Management, LLC (“Consilium”) terminated the Amended and Restated Financial Advisory Agreement with the Company, dated as of May 15, 2013 and effective as of November 28, 2012 (the “Agreement”) due to Consilium’s concern of the Company’s financial condition. The Company has agreed to waive the thirty-day termination notice period set forth therein. Under the Agreement, Consilium provided advisory, consulting and other services in relation to the operations of the Company, strategic planning, and financial oversight, including financial advisory or any other services in connection with any acquisitions and divestitures by the Company or any of its subsidiaries. Charles T. Cassel is the Managing Director of Consilium which is the investment advisor of Consilium Corporate Recovery Master Fund, LLC, the Company’s senior secured lender. He was also a Director and Chairman of the Board of the Company until his resignation on April 21, 2014.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 21, 2014, the following individuals resigned from the offices of the Company indicated below and from all positions with the Company’s subsidiaries:

James Dale	-	President, Chief Executive Officer, Acting Principal Accounting Officer and Director.

Agata Podedworny	-	Chief Operating Officer and Director.

Sjoerd de Jong	-	Vice President of Sales and Director.

Charles T. Cassel	-	Chairman of the Board and as Director.

(c) On April 21, 2014, the Company appointed Michael Romer, Managing Director of the Company, to serve as interim President and Chief Executive Officer of the Company pending the Company’s selection of a successor to serve as President and Chief Executive Officer. Mr. Romer will continue to maintain his position as a director and shall continue his employment at his current level of compensation.

In satisfaction of the disclosure required pursuant to Sections 401(b) and 401(e) of Regulation S-K, “Item 10, Directors, Executive Officers and Corporate Governance” of the Company’s Annual Report on Form 10-K/A filed with the SEC on August 21, 2013, is incorporated by reference herein. With respect to the disclosure required pursuant to Section 401(d) of Regulation S-K, there are no family relationships between Mr. Romer and any director or executive officer of the Company. With respect to Section 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Romer and the Company that are required to be reported.

Item 8.01 Other Events.

The Board of Directors of the Company previously approved Wednesday, June 18, 2014 as the date of the 2014 annual meeting of the Company’s stockholders (the “2014 Annual Meeting”). The Company has postponed the 2014 Annual Meeting. A new meeting date has not been determined.

Item 9.01 Financial Statements and Exhibits:

Exhibits

No.	Description

10.1	Letter, dated April 21, 2014, terminating the Amended and Restated Financial Advisory Agreement.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PANACHE BEVERAGE, INC.

Dated: April 23, 2014	By:	/s/ Michael Romer
Michael Romer
Interim Chief Executive Officer